Exhibit 10.35
THIRD AMENDMENT TO THE
EMPLOYMENT AGREEMENT

    This Third Amendment (this “Amendment”), dated as of March 8, 2023 by and between Lifetime Brands, Inc., a Delaware Corporation (the “Company”) and Robert B. Kay (the “Executive”) shall be effective as of March 2, 2023 (the “Amendment Effective Date”) and amends the Employment Agreement, dated as of December 22, 2017 between the Company and the Executive, as further amended from time to time (the “Employment Agreement”).

    WHEREAS, pursuant to Section 21 of the Employment Agreement, the Company wishes to further amend the Employment Agreement to reflect a revised base salary as of the Amendment Effective Date.

    NOW, THEREFORE, in consideration of Executive’s continued employment with the Company and other good and sufficient consideration set forth herein, the Company and the Executive hereby agree as follows:

1.Section 2(a) of the Employment Agreement shall be amended as of the Amendment Effective Date by replacing the first sentence of Section 2(a) in its entirety with the following:

“During the Term, the Company shall pay the Executive a base salary (“Base Salary”) at the annual rate of $1,000,000.00.”

2.The Employment Agreement, as amended by this Amendment, constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter of this Amendment are superseded by this Amendment.

3.Except as expressly amended hereby, all the terms, conditions, and provisions of the Employment Agreement shall remain in full force and effect. This Amendment shall form a part of the Employment Agreement for all purposes.
4.This Amendment may be executed in counterparts and by facsimile or other electronic means, including by portable document format (PDF), each of which shall be deemed to have the same legal effect as an original and together shall constitute one and the same instrument.

5.The Company represents and warrants that it has the full power and authority to enter into this Amendment.

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Exhibit 10.35
IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                    LIFETIME BRANDS, INC.

By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Executive Vice President - Treasurer and Chief Financial Officer

                    EXECUTIVE
                    /s/ Robert B. Kay
                    ROBERT B. KAY
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